Exhibit 99.1

Codexis, Inc. 200 Penobscot Drive Redwood City, CA 94063 +1 (650) 421-8100 codexis.com

Codexis Reports Third Quarter 2026 Financial Results and Provides Business Update

Reports revenue of $19.3 million for the third quarter of 2026, company reiterates full-year revenue guidance

Shared new advances in RNA therapeutic manufacturing at TIDES Europe

Entered into a $60 million term loan facility with Trinity Capital; initial tranche used to refinance current debt

REDWOOD CITY, Calif., November 12, 2026 — Codexis, Inc. (NASDAQ: CDXS), a leading provider of enzymatic solutions for efficient and scalable manufacturing of complex therapeutics, today announced financial results for the third quarter ended September 30, 2026, and provided a business update.

“I am pleased with our outstanding progress in 2026, through both innovation and technical achievements, that has garnered attention from leading innovators in the siRNA field,” stated Alison Moore, PhD, President and Chief Executive Officer of Codexis. “Last week we presented new data at the TIDES Europe annual meeting showing successful scale-up of the ECO Synthesis® Manufacturing Platform at 100-gram scale with high product quality, and including improved process performance with reduced cycle time. In addition, we significantly strengthened our balance sheet with an equity raise of approximately $25 million in net proceeds, completed in July. This was followed by a $60 million term loan agreement which we closed earlier this month, of which $42.5 million was used to refinance our existing debt. We have made significant progress in industrializing our technology while simultaneously increasing our revenue base, managing expenses, and improving the financial stability of our company.”

Third Quarter and Recent Business Highlights

•

In November, the company completed a $60 million senior secured loan agreement with Trinity Capital. The first tranche of $42.5 million was used to replace the existing agreement the company had with Innovatus Life Sciences Lending Fund I, LP. The remainder of the facility is available for future drawdown, subject to certain conditions.

•

In November, Codexis hosted key presentations at the 2026 TIDES Europe annual meeting. These presentations demonstrated successful production of 100 grams of high-quality oligonucleotide. The company also showed greater potency of stereo-defined siRNA as compared to chemically synthesized material. These presentations have continued to expand industry-wide interest in the ECO Synthesis Manufacturing Platform.

•

In October, Codexis announced a feasibility study with a pioneer company in the siRNA field, where Codexis will use its ECO Synthesis technology to synthesize stereo-defined fragments. This innovator uses a fragment synthesis and ligation strategy and is seeking a method to increase the purity of fragments above what can be attained using standard solid phase chemistry techniques.

•	The company successfully completed an equity financing in July that raised a total of approximately $25 million in net proceeds.

Upcoming Milestones

•	Advance its partnerships with drug innovators toward clinical stage manufacturing agreements.

•

Codexis expects to begin retrofit construction for its ECO GMP Manufacturing Center in the new year, with the facility being operational by the end of 2027. The purpose of this facility is to provide siRNA material for preclinical investigations and Phase 1 and 2 clinical trials.

•	Expand relationships with existing and future CDMO partners with a goal of commencing a strategic partner agreement.

Third Quarter 2026 Financial Highlights

•

Total revenues were $19.3 million for the third quarter of 2026 compared to $8.6 million in the third quarter of 2025. The increase was primarily due to higher product revenue, driven by the approval and launch of new products by our customers with higher margins compared to more established products.

•

Product gross margin was 74.5% for the third quarter of 2026, compared to 64% in the third quarter of 2025. The increase in gross margin was largely due to a shift in sales toward more profitable products, and declines in less profitable, established products.

•

Research and Development expenses for the third quarter of 2026 were $12.6 million compared to $13.9 million in the third quarter of 2025. The decrease was primarily due to lower employee-related costs, reduced spending on outside services and lower lab supplies, partially offset by higher allocable costs.

•

Selling, General & Administrative expenses for the third quarter of 2026 were $10.1 million compared to $11.2 million in the third quarter of 2025. The decrease was primarily due to lower employee-related costs associated with reduced headcount, lower stock-based compensation expenses, and lower allocable costs, partially offset by higher facility-related expenses.

•	The net loss for the third quarter of 2026 was $8.1 million, or $0.08 per share, compared to a net loss of $19.6 million, or $0.22 per share, for the third quarter of 2025.

•

As of September 30, 2026, Codexis had $72.7 million in cash, cash equivalents, and short-term investments. During the third quarter, Codexis successfully completed an equity financing that raised a total of approximately $25 million in net proceeds. In addition, after the close of the third quarter Codexis entered into a $60 million term loan facility with a $42.5 million drawdown at closing, which was used to retire existing debt.

2026 Financial Revenue Guidance Reiterated, Gross Margin Estimate Increased

Codexis reiterated and updated its full-year 2026 financial guidance as follows:

•	Total revenues are expected to be in the range of $72 million to $76 million. Gross margin for the year 2026 is expected to be in the low 70% range.

•

Codexis expects that its existing cash, cash equivalents, and short-term investments will be sufficient to fund its planned operations through the end of 2028. The financial guidance and cash runway projections include the expenses associated with the build out of the GMP production facility.

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Conference Call and Webcast

Codexis will hold a conference call and webcast today beginning at 4:30 pm ET. A live webcast will be available on the Investors section of the Company website at ir.codexis.com. The conference call dial-in numbers are 877-705-2976 for domestic callers and 201-689-8798 for international callers.

A webcast replay will be available on the Investors section of the Company website, beginning approximately two hours after the completion of the call.

About Codexis

Codexis® is a leading provider of high-performance enzymatic solutions for efficient and scalable therapeutics manufacturing. The company is currently developing its proprietary ECO Synthesis® Manufacturing Platform, an aqueous enzymatic process that may offer a scalable alternative to traditional solid phase organic synthesis of oligonucleotide manufacturing. Initially, Codexis is applying its technology to address the rapidly growing demand for RNAi therapeutics. Codexis’ unique enzymes can drive improvements such as higher yields, increased purity, reduced energy usage and waste generation, stereoisomer control of siRNA, and improved overall capacity in manufacturing at substantially lower capital requirements, all of which may lead to greater efficiency and reduced costs. In addition, the company supplies high-performance enzymes through its BioCatalysis business that are used in the manufacture of multiple commercially available small molecule therapeutics. For additional information, please visit https://www.codexis.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “forecast,” “guidance,” “look forward to,” “milestone,” “on track,” “outlook,” “project,” “runway,” “seek,” “should,” “suggest,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management. These forward-looking statements include, but are not limited to, statements regarding anticipated milestones, including technical milestones, data releases and public announcements related thereto; Codexis’ expectation that its existing cash, cash equivalents and short-term investments will be sufficient to fund its planned operations, including the expenses associated with the build out of its GMP production facility; Codexis’ financial guidance; the receipt of required permits and approvals for, and the timing, cost and completion of, the retrofit construction of Codexis’ ECO GMP Manufacturing Center, the anticipated timing of the commencement of retrofit construction and the facility being operational, and the intended use of the facility to supply siRNA material for preclinical investigations and clinical trials; Codexis’ ability to advance partnerships with drug innovators toward clinical stage manufacturing agreements; Codexis’ ability to expand relationships with CDMO partners and to commence a strategic partner agreement; the availability of the remainder of Codexis’ loan facility for future drawdown, subject to certain conditions; Codexis’ feasibility study; and the anticipated benefits, performance, sustainability and commercial potential of Codexis’ ECO Synthesis® Manufacturing Platform and the anticipated level of customer interest in and adoption of Codexis’ technology. The forward-looking statements in this press release are subject to the safe harbor created by these sections, speak only as of the date of this press release, and are qualified by the cautionary statements set forth below. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators and the risk that collaborators may terminate their development programs under their respective license agreements with Codexis; Codexis’ dependence on a limited number of products and customers, and potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; Codexis’ ability to successfully develop and commercialize new technology and

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products for its target markets, including its ECO Synthesis® Manufacturing Platform; the risk that competitors and potential competitors who have greater resources and experience than Codexis may develop products and technologies that make Codexis’ products and technologies obsolete; Codexis’ ability to advance partnerships with drug innovators toward clinical stage manufacturing agreements and to establish strategic partnerships with CDMOs; the timing, cost and successful completion of the retrofit construction of Codexis’ GMP facility and the risk that the facility may not achieve operational readiness on the anticipated timeline; the risk that the FDA or other regulatory authorities may not accept enzymatically synthesized oligonucleotides or that the regulatory pathway for ECO Synthesis-derived products may be longer or more uncertain than anticipated; risks relating to Codexis’ dependence on its GMP facility, and the risk of delays or cost overruns; the concentration of Codexis’ revenue in a limited number of contracts and milestones; Codexis’ potential need for additional capital in the future in order to expand its business and the risk that additional capital may not be available on acceptable terms or at all; Codexis’ ability to comply with debt covenants under its loan facility and to satisfy scheduled principal and interest payment obligations, and the effect of the terms of that facility on Codexis’ liquidity and operating flexibility; risks relating to Codexis’ ability to obtain, maintain, defend and enforce patents, trade secrets and other intellectual property rights covering its technologies, and the risk of intellectual property infringement claims by third parties; Codexis’ dependence on key personnel and its ability to attract and retain qualified employees; Codexis’ reliance on third-party suppliers; risks relating to cybersecurity incidents and data integrity; volatility in the market price of Codexis’ common stock and its ability to maintain compliance with Nasdaq listing requirements; Codexis’ ability to accurately forecast financial and operational performance; the impact of market, political and economic conditions on Codexis’ business, financial condition and share price; and the impact of international trade policies, including tariffs, sanctions and trade barriers, on Codexis’ business. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 11, 2026, and in Codexis’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026, to be filed with the SEC, in each case including under the caption “Risk Factors,” and in Codexis’ other filings with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Codexis’ results presented in this press release are not necessarily indicative of Codexis’ operating results for any future periods.

For More Information

Investor Contact

Georgia Erbez

(650) 421-8100

ir@codexis.com

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Codexis, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Product revenue	$15,740	$6,807	$36,149	$20,246
Research and development revenue	3,522	1,794	13,277	11,226

Total revenues	19,262	8,601	49,426	31,472
Costs and operating expenses:
Cost of product revenue	4,014	2,465	9,590	7,295
Research and development	12,587	13,868	35,741	40,586
Selling, general and administrative	10,097	11,217	30,803	35,889

Total costs and operating expenses	26,698	27,550	76,134	83,770

Loss from operations	(7,436)	(18,949)	(26,708)	(52,298)
Interest income	658	634	1,859	1,969
Interest and other expense, net	(1,341)	(1,292)	(3,933)	(3,217)

Loss before income taxes	(8,119)	(19,607)	(28,782)	(53,546)
Provision for income taxes	9	8	55	29

Net loss	$(8,128)	$(19,615)	$(28,837)	$(53,575)

Net loss per share, basic and diluted	$(0.08)	$(0.22)	$(0.30)	$(0.62)
Weighted average common stock shares used in computing net loss per share, basic and diluted	107,259	90,251	96,507	86,045

Codexis, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(8,128)	$(19,615)	$(28,837)	$(53,575)
Other comprehensive income (loss):
Unrealized income (loss) on available-for-sale short-term investments, net of tax	(42)	15	(63)	(40)

Comprehensive loss	$(8,170)	$(19,600)	$(28,900)	$(53,615)

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Codexis, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In Thousands)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$29,213	$50,793
Restricted cash, current	—	478
Short-term investments	43,446	27,416
Financial assets:
Accounts receivable	6,499	8,757
Contract assets	8,590	492
Unbilled receivables	604	1,480

Total financial assets	15,693	10,729
Less: allowances	(43)	(43)

Total financial assets, net	15,650	10,686
Inventories	2,096	1,817
Prepaid expenses and other current assets	5,360	5,626

Total current assets	95,765	96,816
Restricted cash	1,612	1,612
Investment in non-marketable equity securities	2,498	2,498
Right-of-use assets - Operating leases, net	27,659	30,501
Property and equipment, net	13,329	13,024
Goodwill	2,463	2,463
Other non-current assets	895	883

Total assets	$144,221	$147,797

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,760	$1,554
Accrued compensation	8,751	11,042
Other accrued liabilities	4,105	2,768
Current portion of lease obligations - Operating leases	2,946	2,944
Current portion of long-term debt	11,793	—
Deferred revenue	735	7,009

Total current liabilities	34,090	25,317
Deferred revenue, net of current portion	—	360
Long-term lease obligations - Operating leases	28,043	30,159
Long-term debt	29,485	40,105
Other long-term liabilities	1,365	1,327

Total liabilities	92,983	97,268
Stockholders’ equity:
Common stock	11	9
Additional paid-in capital	686,899	657,292
Accumulated other comprehensive income (loss)	(55)	8
Accumulated deficit	(635,617)	(606,780)

Total stockholders’ equity	51,238	50,529

Total liabilities and stockholders’ equity	$144,221	$147,797

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